UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report : June 3, 2025 (Date of earliest event reported)

NOVAGOLD RESOURCES INC.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-31913	N/A
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

201 South Main, Suite 400, Salt Lake City, Utah 84111

(Address of principal executive offices) (Zip Code)

(801) 639-0511

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NG	NYSE American Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information included under Item 2.01 below regarding the Amended and Restated Limited Liability Company Agreement for Donlin Gold LLC and the amended and restated promissory note is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Closing of Acquisition Pursuant to Membership Interest Purchase Agreement.

On June 3, 2025, NOVAGOLD Resources Inc. (“NOVAGOLD” or the “Company”) and Paulson Advantage Plus Master Ltd. and Paulson Partners LP (together, “Paulson”) completed the previously disclosed acquisition (the “Acquisition”) of a 50% interest in Donlin Gold LLC (“Donlin Gold”) from Barrick Gold Corporation (“Barrick”) pursuant to the terms of the membership interest purchase agreement dated April 22, 2025 (the “MIPA”) among Barrick Gold U.S. Inc (“Barrick Gold”), Barrick, Paulson, Donlin Gold Holdings LLC, a subsidiary of Paulson (“Donlin Holdings”), and NovaGold Resources Alaska, Inc., a subsidiary of the Company (“NGRA”). NOVAGOLD, through NGRA, acquired an additional 10% interest in Donlin Gold for $200 million, increasing its stake to 60% of Donlin Gold, while Paulson, through Donlin Holdings, acquired the remaining 40% interest for $800 million.

Amended and Restated Limited Liability Company Agreement for Donlin Gold LLC

In connection with the closing of the Acquisition, NGRA, Donlin Holdings and Donlin Gold entered into an amended and restated limited liability company agreement (the “A&R LLC Agreement”) governing Donlin Gold, pursuant to which the Company and Paulson will have equal governance rights. NGRA had previously entered into a limited liability company agreement with Barrick Gold and Donlin Gold (the “Prior LLC Agreement”) dated December 1, 2007, as amended from time to time. Pursuant to the terms of the A&R LLC Agreement, the primary amendments to the Prior LLC Agreement consist of the following:

•	The deadlock provision contained in Article XVI of the Prior LLC Agreement has been replaced with a provision for non-binding mediation for dispute resolution.

•	Consistent with the Prior LLC Agreement, the funding for Donlin Gold will be shared by both parties based on their percentage ownership. For example, since NGRA now holds 60% of the membership interests of Donlin Gold, it will have the responsibility to fund 60% of the expenses of Donlin Gold. However, regardless of the fact that Paulson holds 40% of Donlin Gold, the intent is for the parties to have equal governance rights. This adjustment to the parties’ voting interests, as set forth in the A&R LLC Agreement means that (i) NGRA’s voting percentage interests are defined as its membership interest from time to time less an absolute 10% and (ii) Paulson’s voting percentage interests are defined as its membership interest from time to time plus an absolute 10%. For this reason, now that NGRA holds 60% of the membership interests of Donlin Gold, it has a 50% voting interest at Donlin Gold, not 60%.

•	The parties agree to manage the operations of Donlin Gold in a manner to avoid adverse tax consequences to the parties, including pursuant to Section 4943 of the Internal Revenue Code.

•	Certain provisions in the Prior LLC Agreement have been deleted or amended as a result of such provisions being outdated or no longer relevant due to the current development and permitting status of Donlin Gold.

Amended and Restated Promissory Note

Pursuant to the Prior LLC Agreement for Donlin Gold, the Company issued a promissory note in favor of Barrick Gold to repay Barrick out of future mine production cash flow for a portion of Barrick’s prior expenditures on the Donlin Gold project.

In connection with the closing of the Acquisition, on June 3, 2025 NGRA and Barrick Gold have amended and restated the promissory note primarily to (i) modify the security package in order to exclude any property held by Donlin Gold or membership interest in Donlin Gold held by NGRA, but ensure it remains secured by NGRA’s right, title and interest to proceeds from Donlin Gold and (ii) provide the ability for NGRA to prepay and retire the promissory note for an aggregate of $100 million at any time during the eighteen-month period following the closing of the Acquisition. In connection with the amended and restated promissory note, NGRA has made an irrevocable direction to Donlin Gold to specify that Donlin Gold shall distribute to Barrick Gold, until the promissory note is fully repaid, 85% of the processed products, cash and other assets; and payments of 5% of certain net proceeds specified in the promissory note. As per the amended and restated promissory note, the principal amount owed is $158.9 million.

The material terms of the MIPA and the transaction contemplated thereby were previously reported in Item 1.01 of the Current Report on Form 8-K filed on April 22, 2025 with the U.S. Securities and Exchange Commission (the “SEC”). The foregoing description of the MIPA and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the MIPA, a copy of which was filed with the SEC as Exhibit 2.1 to the Company’s Current Report on Form 8-K on April 22, 2025, and is incorporated into this Item 2.01 by reference as Exhibit 2.1.

The foregoing description of the amended and restated promissory note does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the note, a copy of which is filed herewith as Exhibit 10.2 and is incorporated into this Item 2.01 by reference

The foregoing description of the A&R LLC Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R LLC Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated into this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 2.01 above regarding the amended and restated promissory note is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On June 3, 2025, the Company issued a press release reporting the closing of the Acquisition, a copy of which is attached hereto as Exhibit 99.1.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Membership Interest Purchase Agreement among the Company, Barrick Gold U.S. Inc., Barrick Gold Corporation, Paulson Advantage Plus Master Ltd., Paulson Partners LP, Donlin Gold Holdings LLC, and NovaGold Resources Alaska, Inc. dated April 22, 2025 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of the Company filed with the SEC on April 22, 2025).
10.1	Amended and Restated LLC Operating Agreement dated June 3, 2025 among Donlin Gold Holdings LLC, NovaGold Resources Alaska, Inc. and Donlin Gold LLC
10.2	Amended and Restated Promissory Note dated June 3, 2025
99.1	Press Release of NOVAGOLD dated June 3, 2025 entitled “NOVAGOLD and Paulson Advisers Complete $1 Billion Acquisition of Barrick Mining’s 50% Interest in Donlin Gold.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2025	NOVAGOLD RESOURCES INC.

	By:	/s/ Peter Adamek
Peter Adamek
Vice President and Chief Financial Officer